Investor Presentation Quarter ended September 30, 2025

Highlights and Current Investment Opportunity Executing with Discipline. Compounding with Precision. Positioned for Outperformance. Strong Operating Results, Active Portfolio Optimization, and Increased Transparency Raised guidance for full-year 2025 AFFO per share by $0.01 at the midpoint 98% quarter-end occupancy, a 20bps increase over prior quarter due to active asset management Bought $16M at a 7.5% capitalization rate, sold $32.9M at a 6.8% capitalization rate New disclosure highlights superior geographic exposure and greater tenant diversity than larger net lease peers Transformative Capital Partnership $75M delayed-draw convertible preferred equity investment led by Maewyn Capital Partners: 6.75% dividend yield, $17.00 conversion price Provides funding for targeted ~$100M of 2026 net acquisitions, without additional equity Immediately accretive to AFFO when drawn and deployed; ~3% projected AFFO per-share accretion when fully drawn Small asset base is a structural advantage as it allows for outsized AFFO per share growth vs. peers despite lower relative acquisition volumes Additional validation from third parties for both the portfolio quality and business plan through the diligence process Disconnected Share Price, Strong Balance Sheet, and Growth Trading at ~9% implied cap rate, asset-sale cap rates (~6.8%) and peer valuations implies over a ~200-basis-point spread despite sought after assets Net Debt to Adj. Ann. EBITDAre: 5.3x | LTV < 35% | $230M+ Liquidity (1) | Leverage trending lower in 2026 while growing AFFO per share With permanent funding secured for 2026, providing initial AFFO per share guidance range of $1.26 to $1.30 or 3.2% growth at the midpoint (1) Liquidity is pro forma for the $75M delayed-draw convertible preferred investment. LTV is based on the latest covenant compliance for the revolving credit facility and term loan.

Overview of FrontView REIT Note: Data as of or for the quarter ended September 30, 2025. (1) Based on ABR. (2) Based on number of properties. (3) Including the $75M delayed-draw Convertible Perpetual Preferred closed post quarter, pro forma liquidity increases to $236.1M. (4) Adjusted Funds from Operations (“AFFO”) payout ratio. Prime Corners. Powerful Visibility. Developer DNA. Company Highlights Highly diversified by tenant and geography Small asset base providing strong growth profile Low leveraged balance sheet Credit underwriting built with developer DNA Fungible assets with strong visibility in major markets Attractive valuation Key Stats as of Q3 2025 8,387 Average Square Feet per Box $61.3M Annualized Base Rent (ABR) 98.0% + Occupancy 307 Properties ~$200K Rent per Box Top 10 Tenant Concept Concentration(1) 24% Top 20 Tenant Concept Concentration(1) 40% $161.1M Available Liquidity(3) 34% Investment Grade (Tenant or Guarantor)(1) 67% Dividend Payout Ratio(4) 7.2 years Weighted Average Lease Term 5.3x Net Debt / Ann. Adjusted EBITDAre 72% Top 100 MSAs(2)

Highly Fungible Assets with Strong Visibility Our properties are strategically-located and frontage-based providing tenants with excellent visibility, customer convenience and brand-building opportunities Sample Brands Brand Building Through Real Estate Opportunity to build individual signage and prototypes to allow tenants to market, brand, and advertise themselves as they are located along highly trafficked roads Convenience and Access Attracts tenants in the essential and experiential retail segments that demand high-profile physical locations that facilitate frequent visitation from customers Frontage on highly-trafficked roads provides tenants with premium visibility and convenient access for customers Growing Demand Drivers New tenants entering the marketplace Existing tenants expanding/relocating Demographic changes, including population and HHI income growth FrontView’s tenants are typically positioned within a retail center to attract the greatest road / foot traffic Many properties lack the access and visibility that are essential to FrontView’s strategy and as a result, they fall outside of our buy box

Strategically Located Properties

Properties Located Near Highly Trafficked Shopping Centers And Along Major Thoroughfares[1]


23%
77%
0.3 miles[2]
AT&T – McAllen, TX
Slim Chickens – Hurst, TX
10%
90%
0.5 miles
PNC Bank – Chicago, IL
WellNow – Amherst, NY
Wing Daddy's – McAllen, TX
In or near shopping center
Not in or near shopping center

Benefit of Locations in or Near Shopping Centers

- Increased foot traffic
- Seamless omnichannel experience for visitors
- Cross-selling and upselling opportunities
- Stronger brand loyalty and engagement
- Fungible real estate uses

(1) Based on the number of properties.
(2) According to Urban Land Institute, the average retail node is approximately 0.3 miles. These locations include high-traffic shopping centers and/or large standalone high-traffic retailers (e.g., Costco, Walmart, Target, Home Depot, Lowe's).

5

Source: Company filings, SNL (1) A top 100 MSA is one of the one hundred most populous Metropolitan Statistical Areas in the U.S. 56% 54% 72% N/A N/A N/A N/A Portfolio Concentration In Top 100 MSAs(1) FVR’s Portfolio is Predominantly in Top MSAs Based on Property Count

Focus on Smaller, More Productive Assets with Frontage Note: FVR, ADC, EPRT, FCPT, NTST, NNN, and O as of Q3 2025. (1) Reflects the undepreciated book value of real estate divided by the number of properties. Annualized Base Rent/Property ($000’s) Average Investment Per Property ($M) (1) Rent Per Square Foot Peer average: $258 Peer average: $3.2 Peer average: $19 01 Fungible boxes, with lower rent per box, that many tenants can utilize across several industries 02 Low average investment per box reflects a desirable real estate basis 03 Higher rent per square foot reflects highly sought-after retail locations, and lower box-to-land ratio

High Diversification, Coupled with Granular Assets, Further Reduces Risk Top Tenant Concepts As % Of ABR Top 10 Tenant Concepts As % Of ABR Average Box Size (000 SQF) Peer average: 34% Peer average: 15K sf Peer average: 9% Note: ADC, EPRT, FCPT, NTST, FVR, NNN, and O as of Q3 2025. (1) A major franchisee has over 50 units. Diverse Portfolio with Minimal Exposure to Any Tenant 95% of ABR is Exposed to Corporate Credit or Major Franchisees(1)

Top Industries and Concepts

High Quality Concepts Across Top Industries

Medical & Dental Providers

#	Concept	Credit	# of Leases	ABR %
1	Fast Pace Urgent Care	Corporate	8	2.8 %
2	Oak Street Health	Corporate	6	2.2 %
3	St. Joseph Hospice	Corporate	2	1.4 %
4	Heartland Dental	Corporate	5	1.3 %
5	Aspen Dental	Corporate	5	1.1 %
	Other		22	6.3 %
	Total		**48**	**15.1%**

Quick Service Restaurants

#	Concept	Credit	# of Leases	ABR %
1	Raising Canes	Corporate	6	2.5 %
2	Wendy's	Corporate	5	1.1 %
3	Andy's Frozen Custard	Corporate	4	1.0 %
4	Burger King	Corporate	4	1.0 %
5	Chipotle	Corporate	4	0.7 %
	Other		38	6.7 %
	Total		**61**	**13.0 %**

Casual Dining

#	Concept	Credit	# of Leases	ABR %
1	IHOP	Corporate	7	2.0 %
2	Chili's	Corporate	3	1.6 %
3	Applebee's	Corporate	3	0.9 %
4	Chuy's Mexican	Corporate – IG	2	0.8 %
5	Texas Roadhouse	Corporate	2	0.8 %
	Other		21	6.0 %
	Total		**38**	**12.1 %**

Financial Institutions

#	Concept	Credit	# of Leases	ABR %
1	Bank of America	Corporate - IG	5	1.9 %
2	PNC Bank	Corporate – IG	6	1.9 %
3	Wells Fargo	Corporate – IG	3	1.4 %
4	Charles Schwab	Corporate – IG	1	1.1 %
5	Chase Bank	Corporate – IG	3	1.0 %
	Other		9	2.3 %
	Total		**27**	**9.6 %**

Other - Service

#	Concept	Credit	# of Leases	ABR %
1	LA-Z-Boy	Corporate	3	1.9 %
2	WSS (Foot Locker)	Corporate	2	1.1 %
3	Best Buy	Corporate – IG	1	1.0 %
4	Sleep Number	Corporate	3	0.8 %
5	Range USA	Corporate	1	0.6 %
	Other		11	2.5 %
	Total		**21**	**7.9 %**

Cellular Stores

#	Concept	Credit	# of Leases	ABR %
1	Verizon	Corporate - IG	9	2.8 %
2	AT&T	Corporate – IG	6	1.7 %
3	T-Mobile	Corporate – IG	9	1.7 %
4	Xfinity	Corporate – IG	2	0.4 %
5	–	–	–	– %
	–	–	–	– %
	Total		**26**	**6.6 %**

The Top 6 Industries Represent Approximately 2/3 of ABR as of September 30, 2025

9

Well-Laddered and Diversified Lease Maturity Profile (1) Based on 0.5-mile proximity to a shopping center by number of properties. (2) Placer Ranking is determined by state category based on LTM visits. This describes the productivity of the store within the state it operates in. Lease Maturity (% of ABR) Lease Maturity Summary Next 5-years Total Portfolio # of Leases 136 323 GLA 966.9K 2.57M % of Total GLA 38% 100% Avg. Box Size (SF) 7,614 8,387 Shopping Center Exposure(1) 91% 90% Avg. ABR PSF $24.7 $24.2 % of Total ABR 39% 100% % Corporate Credit Rating 93% 89% Strong Placer Scores of Upcoming Expirations(2) Top-Quartile Top-Half Top-Quartile Top-Quartile Top-Quartile Top-Half Upcoming 5-year Maturities Are Related to Real Estate Locations That Are Attractive For Their Respective Markets

(1) Includes renewed to existing or new tenants. (2) Includes two tenants whose leases originally expired in 2026 but renewed early in 2025. 2025(2) Renewal History Since 2016 107% 102% 106% 107% 104% Released three properties at expiration to new tenants for 111% recapture Sold two properties at expiration Renewed 41 leases at expiration with a 105% recapture Overall Recapture of 105%(1) Since inception in 2016, FrontView has had 49 lease expirations: Contractual renewal rate ranges between 100% - 110% of prior rent Strong Track Record on Renewals Based on Annualized Base Rent %

Land and Building Characteristics Tenant Competitive Dynamics Market Conditions Credit Analysis Flexibility to serve multiple tenant uses Access, visibility, and general market characteristics Zoning provisions and restrictions Competitive landscape and positioning Void analysis & proximity to nearest operating unit Anchor/trade area dynamics Trade area size/attractiveness Population growth and income levels Quality of local amenities and real estate Real estate fundamentals that support growth and occupancy Thorough underwriting of acquisitions which includes a deep dive into a tenant’s operations and financial statements Understand unit and parent level performance Analyze liquidity, cash flow, leverage and operating income amongst other factors Building size, age, and drive-thru capacity Parcel size, location, and positioning Focus on basis and replacement rent Underwriting with Developer DNA Decades of Development Experience Driving Asset Optimization and Key Industry Relationships

Real Estate Expertise and Real-Time Portfolio Monitoring Supports Ability to Promptly Determine Optimal, Tailored Asset Management Solutions When Needed Active Tenant Surveillance and Communication Comprehensive Asset Management Toolkit Real-Time Monitoring of Rent Collection Real-time portfolio monitoring program Prompt notification of tenant payment status Routine review of rent collections data with comparisons to historical data to identify variances in tenant behavior Tenant Engagement Proactive tenant communications Lease renewals/extensions Lease modifications/restructurings Re-Tenanting Repossess property for timely backfill opportunities Prompt response to tenant defaults Value Enhancement Opportunities Creative lease negotiations Enhancement/repositioning of properties Strategic Dispositions Legacy Concepts Redevelopment opportunities Active Asset Management Approach Established Asset Management Capabilities Supported by Years of Iteration and Experience

YTD Occupied Dispositions # Volume ($mm) Cap Rate Casual Dining Financial Institutions Medical And Dental Providers Quick Service Restaurants 8 Properties $17.7 6.5% 8 Properties $19.3 7.0% 2 Properties $4.5 7.3% 1 Property $2.3 6.1% Disposition Cap Rate by Concept YTD Disposition Cap Rate of 6.77% Note: YTD dispositions include 19 occupied properties sold. Additionally, we sold six vacant properties, totaling $13.9 million in gross proceeds. 19 Dispositions of Occupied Properties Totaling $43.8M in Gross Proceeds Dispositions Optimized Overall Portfolio Composition

Dispositions ($ in thousands) Q1 2025 Q2 2025 Q3 2025 YTD 2025 Number of vacant properties — 4 2 6 Number of leased properties 1 5 13 19 Gross proceeds on vacant properties — $ 11,055 $ 2,800 $ 13,855 Gross proceeds on leased properties $ 2,050 $ 11,606 $ 30,097 $ 43,753 Weighted average lease term (WALT) 13.8 8.0 8.0 8.3 Total gross proceeds $ 2,050 $ 22,661 $ 32,897 $ 57,608 Disposition capitalization rate on leased properties 6.88% 6.75% 6.78% 6.77% $ 2,050 $ 22,661 Representative Tenant Concepts Note: Weightings are based on gross proceeds. $ 32,897 $ 57,608 Year-to-Date Disposition Activity

Acquisitions ($ in thousands) Q1 2025 Q2 2025 Q3 2025 YTD 2025 Number of properties 17 5 3 25 Average annual escalators 1.6% 2.4% 0.4% 1.5% Investment grade % 29.2% 17.9% 31.0% 27.1% Weighted average lease term (WALT) 12.9 11.0 10.7 12.1 Purchase price $ 49,224 $ 17,799 $ 15,771 $ 82,794 Cash capitalization rate(1) 7.90% 8.17% 7.48% 7.88% Economic yield 8.18% 9.35% 7.56% 8.31% $ 49,224 $ 17,799 $ 15,771 Representative Tenant Concepts Note: Weightings are based on purchase price. (1) Includes near-term lease amendments as the underwritten capitalization rate. $ 82,794 Year-to-Date Investment Activity

Q3 2025 Capital Structure Overview Ample Liquidity and Lowest Leverage Since IPO Note: Metrics as of September 30, 2025. (1) Equity value as of September 30, 2025, was $13.71. (2) During the quarter, the company hedged $100M of 1-month SOFR through March 2028. (3) Both facilities have two 12-month extension options. (4) Excludes non-cash stock-based compensation expense and non-recurring expenses, including lease termination fees. (5) The company entered an amendment post-quarter, reducing the spread to 1.15%, so long as LTV remains below 35%. (6) Including the delayed-draw Convertible Perpetual Preferred, which closed on November 12, 2025, liquidity increases to $236.1M. Debt, Net Debt and Net Debt to Annualized Adjusted EBIDTAre Interest Rate Interest rate Maturity September 30, 2025 (000s) Revolving Credit Facility SOFR + 1.20%(2, 5) Adj. SOFR + 1.20% 10/3/2027(3) $108,500 Term Loan SOFR + 1.20%(5) Adj. SOFR + 1.2%( 10/3/2027(3) 200,000 Gross Debt $308,500 Cash and Cash Equivalents (19,595) Net Debt $288,905 Annualized Adjusted EBITDAre(4) $54,508 Net Debt to Annualized Adjusted EBITDAre 5.3 x Fixed Charge Coverage Ratio Interest Expense $4,564 Less: Non-Cash Interest (404) Fixed Charges $4,160 Annualized Fixed Charges $16,640 Annualized Adjusted EBITDAre/Annualized Fixed Charges 3.3 x Liquidity Undrawn Revolver Capacity $141,500 Cash and Cash Equivalents 19,595 Total Liquidity(6) $161,095 Capital Structure Total Capitalization $690M Common Stock(1) 42.3% OP Units(1) 13.0%

Equity Capital to Accelerate Growth Meaningful Capital Infusion with Attractive Terms

Preferred Equity Investment Enables Accretive Growth Strategic Rationale Funds 2026 acquisition pipeline at an accretive cost of capital without additional equity Perpetual capital with no maturity date and $17.00 equity price, approximately 30% premium to recent trading(1) Allows us to increase size of company while maintaining conservative leverage Validation of FrontView’s strategy and platform by a third party(2) Flexible draw structure allows for match funding of acquisitions Further strengthens Board of Directors with highly aligned REIT investor (1) Based on November 10, 2025 stock price of $13.21. (2) A separate affiliate of Maewyn Capital owns 944,064 of the common shares, or 3.4% of diluted shares outstanding, bought prior to this transaction.

Transaction Overview and Key Highlights Note: Full details of the agreement are available in the 8-K filed with the SEC. (1) A separate affiliate of MCP owns 944,064 of the common shares. (2) Beyond year four, the preferred dividend is subject to an increase. (3) If security is redeemed, warrants will be created for the Investor to buy FrontView shares at $17.00; the Number of warrants equals the commitment amount divided by $17.00 with a five-year term. (4) Assumes 25% LTV and 7.25% acquisition capitalization rate. (5) Based on the undepreciated book value of assets. $75M Delayed Draw Convertible Perpetual Preferred Equity Investment Led by Maewyn Capital Partners (MCP), a Major Shareholder Who Previously Owned 3.4% of the Company(1) Key Highlights Transaction Overview Size $75M Maturity None; Perpetual Flexible Draw schedule FrontView has the right to draw the full $75 million within a year Preferred Dividend Yield Fixed for four years, after final draw, at 6.75%(2) Use of proceeds Funding 2026 acquisition pipeline Conversion terms Convertible into common equity at $17.00 per share MCP may convert at any time FrontView optional conversion 2 years after final draw if VWAP is 17.5% above $17.00 per share for 30 trading days Terms at redemption/ liquidation FrontView may redeem at par starting 3 years after final draw, issuing $17.00 warrants(3) No Make Whole Provision Governance Right to one board seat; Charles Fitzgerald to be designee 10%+ Increase in asset base(5) New Director Governance strengthened, highly additive director ~3% Fully deployed AFFO/share accretion(4) ~7.50% Current pipeline average capitalization rate ~$100M Acquisition capacity funds 2026 pipeline(4) Accretive Cost of Capital

Current Share Price Opportunity Attractively Valued and Growing

Significant Upside Potential Given Peer Valuations Source: Retail Net Lease REITS Are Valued at a Premium Relative to Comparable Portfolios(3) Three Months Ended September 30, 2025 Share price as of November 10, 2025 $13.21 Shares and Units Outstanding 27.8 Equity Market Cap $367.7 Net Debt $288.9 Total Enterprise Value $656.6 Less: Other Assets(1) (35.9) Plus: Other Liabilities(2) 21.6 Implied Operating Real Estate Value 642.3 LQA Adjusted Cash NOI $60.9 Implied Cap Rate (LQA Annualized) 9.5% (1) Other Assets of $35.9M includes components of accounts receivable (net), deferred rent receivables (net), $12.7M in net book value for vacant assets, and mortgage receivables of $10.3M. (2) Other Liabilities of $21.6M includes accounts payable, accrued liabilities, and dividends payable of $6.1M. (3) Based on Company Filings, Green Street Advisors, Equity Research. Market Data as of 11/10/2025. ($M, except per share values) Trading Close to Peer Cap Rate Implies Meaningful Stock Price Upside +9.3% +20.1% +32.3% +46.1% +61.9% +80.1%

(1) 1.0% Investment spread based on 7.50% illustrative acquisition cap rate and 6.50% weighted average cost of capital. (2) 1.5% Investment spread based on 7.50% illustrative acquisition cap rate and 6.00% weighted average cost of capital. (3) Represents incremental AFFO per share growth assuming midpoint of 2025E guidance of $1.24 per share. Illustrative AFFO per Share Growth At Various Investment Volumes and Spreads The Delayed Draw Convertible Preferred Equity Investment is Expected to Add 3% to AFFO Per Share Once Fully Deployed Potential to Unlock Meaningful Growth (1) (2)

(1) Represents the original purchase price of properties, excluding closing costs. (2) Includes components of accounts receivable (net) and deferred rent receivables (net) that are realizable assets, and $12.7M in net book value of vacant assets. (3) Includes accounts payable and accrued liabilities. Purchase Price(1) # of Properties # of Leases Rentable SQF (000s) Rent/SQF WALT Annualized Base Rent Annualized Adjusted Cash NOI Real estate portfolio $906.3M 307 323 2,575 24.22 7.2 years $61,289 $60,884 Tangible assets Cash and cash equivalents 19,595 Mortgage receivable principal outstanding 10,274 Other tangible assets(2) 25,638 Total tangible assets $ 55,507 Debt Term loan 200,000 Revolving credit facility 108,500 Total debt $ 308,500 Tangible liabilities Dividends payable 6,134 Other tangible liabilities(3) 15,458 Total tangible liabilities $ 21,592 Shares outstanding Common stock 21,267,861 Operating partnership units 6,566,809 Total common stock and OP units outstanding 27,834,670   Net Asset Value Components (unaudited, $ in thousands, except share data)

Conclusion Introduced 2026 AFFO per Share Guidance $1.26 to $1.30, approximately 3.2% growth at the midpoint Pre-funded 2026 Acquisitions $100M of acquisitions funded, assuming 25% LTV Increased Occupancy Over 98.0% ending Q3 2025 Strong Balance Sheet with Ample Liquidity Reduced leverage to 5.3x, lowest level since IPO Accretively Recycled Capital Net sellers in Q3 with $30.1M of occupied dispositions at a capitalization rate of 6.78% Improved Corporate Governance Added new independent board member Improved Investor Disclosure New supplemental, investor presentation, and website Dislocated Share Price Relative to Asset Value Implied Capitalization Rate of 9.5% vs Peer Average of 6.7% and dispositions of 6.8% Raised Accretive Capital $75M convertible perpetual preferred equity, conversion price of $17.00/share, valuation of platform Positioned for Accelerating AFFO/sh Growth Funded Strong Acquisition Pipeline without Increasing Leverage

Additional Portfolio Information

Diversification: Top 60 Tenant Concepts

#	Tenant Concept	# of Leases	% of ABR	Investment Grade Rated	Credit Rating (S&P / Moody's / Fitch)
1	Dollar Tree	14	3.6 %	✓	BBB / Baa2
2	Fast Pace Urgent Care	8	2.8 %	—	N/A
3	Verizon	9	2.8 %	✓	BBB+ / Baa1 / A-
4	Raising Canes	6	2.5 %	—	N/A
5	Adams Auto Group	3	2.3 %	—	N/A
6	LA Fitness	3	2.2 %	—	N/A
7	Oak Street Health	6	2.2 %	—	N/A
8	IHOP	7	2.0 %	—	N/A
9	Mammoth Car Wash	6	2.0 %	—	N/A
10	Bank of America	5	1.9 %	✓	A- / Aa2 / AA-
11	PNC Bank	6	1.9 %	✓	A / A+
12	LA-Z-Boy	3	1.9 %	—	N/A
13	CVS	4	1.8 %	✓	BBB / Baa2 / BBB
14	AT&T	6	1.7 %	✓	BBB / Baa2 / BBB+
15	T-Mobile	9	1.7 %	✓	BBB / Baa2 / BBB+
16	Chili's	3	1.6 %	—	BB+
17	Wells Fargo	3	1.4 %	✓	A+ / A1 / A+
18	Advance Auto Parts	7	1.4 %	—	BB / Ba3
19	St. Joseph Hospice	2	1.4 %	—	N/A
20	Heartland Dental	5	1.3 %	—	N/A
21	Lowe's Home Improvement	1	1.2 %	✓	BBB+
22	VASA Fitness	1	1.1 %	—	N/A
23	Charles Schwab	1	1.1 %	✓	A- / A
24	Aspen Dental	5	1.1 %	—	N/A
25	Wendy's	5	1.1 %	—	B+ / B3
26	Parachute Plasma	2	1.1 %	—	N/A
27	WSS	2	1.1 %	—	N/A
28	Wellnow	4	1.0 %	—	N/A
29	Walmart	1	1.0 %	✓	AA / Aa2 / AA
30	Best Buy	1	1.0 %	✓	BBB+ / A3
31	Andy's Frozen Custard	4	1.0 %	—	N/A
32	Burger King	4	1.0 %	—	BB

#	Tenant Concept	# of Leases	% of ABR	Investment Grade Rated	Credit Rating (S&P / Moody's / Fitch)
33	Edge Fitness	1	1.0 %	—	N/A
34	Chase Bank	3	1.0 %	✓	A / Aa3 / AA-
35	Floor & Decor	1	1.0 %	—	BB
36	Tricolor(1)	1	0.9 %	—	N/A
37	Applebee's	3	0.9 %	—	N/A
38	Walgreens	2	0.9 %	—	BB-
39	Stop & Shop Gas	3	0.9 %	✓	BBB+
40	Sleep Number	3	0.8 %	—	N/A
41	Chuy's Mexican	2	0.8 %	✓	BBB / Baa2 / BBB
42	Texas Roadhouse	2	0.8 %	—	N/A
43	Take 5 Oil Change	5	0.8 %	—	N/A
44	Chipotle	4	0.7 %	—	N/A
45	Auto Saavy	1	0.7 %	—	N/A
46	Physicians Immediate Care	2	0.7 %	—	N/A
47	Sonic	4	0.7 %	—	N/A
48	7-Eleven	3	0.7 %	✓	A- / Aa3
49	Harbor Freight	2	0.7 %	—	N/A
50	O'Reilly Auto Parts	4	0.6 %	✓	BBB+ / Baa1
51	AutoZone	3	0.6 %	✓	BBB / Baa1 / BBB
52	Dollar General	3	0.6 %	✓	BBB / Baa3
53	Planet Fitness	1	0.6 %	—	N/A
54	McAlister's Deli	3	0.6 %	—	N/A
55	Starbucks	4	0.6 %	✓	BBB+ / Baa1
56	Range USA	1	0.6 %	—	N/A
57	Twin Peaks	2	0.6 %	—	N/A
58	Circle K	2	0.6 %	✓	BBB+ / Baa1
59	Fulton Bank	1	0.5 %	✓	Baa1
60	Longhorn Steakhouse	2	0.5 %	✓	BBB
	Top 60	**214**	**73.6 %**		
	Other (61 through 152)	**109**	**26.4 %**		
	Total Portfolio	**323**	**100.0 %**		

27

(1) TriColor was occupied and paid rent for the quarter ending September 30, 2025. Currently on a cash basis for the month of October, but the lease has not yet been rejected.

Diversification: Tenant Industry

(in thousands, except for # of leases, percentages and rent/SQFT)

Industry	Defensive Mix	# of Leases	ABR	% of ABR	Leased Square Feet (000s)	Rent / SQFT
Medical and Dental Providers	Necessity	48	$ 9,270	15.1 %	286	$ 32.41
Quick Service Restaurants	Service	61	$ 7,982	13.0 %	179	$ 44.59
Casual Dining	Service	38	$ 7,470	12.1 %	234	$ 31.92
Financial Institutions	Necessity	27	$ 5,882	9.6 %	142	$ 41.42
Other - Service	Service	21	$ 4,836	7.9 %	229	$ 21.12
Cellular Stores	Service	26	$ 4,066	6.6 %	95	$ 42.80
Fitness Operators	Service	7	$ 3,265	5.3 %	215	$ 15.19
Automotive Stores	Necessity	28	$ 3,222	5.3 %	162	$ 19.89
Discount Retail	Discount	19	$ 2,919	4.8 %	207	$ 14.10
Automotive Dealers	Service	6	$ 2,690	4.4 %	87	$ 30.92
Convenience Stores and Gas Stations	Necessity	15	$ 2,616	4.3 %	40	$ 65.40
Car Washes	Service	10	$ 1,964	3.2 %	33	$ 59.52
Home Improvement Stores	Necessity	5	$ 1,690	2.8 %	263	$ 6.43
Pharmacies	Necessity	6	$ 1,652	2.7 %	70	$ 23.60
Other - Necessity	Necessity	5	$ 1,592	2.6 %	284	$ 5.61
Professional Services	Service	1	$ 173	0.3 %	4	$ 43.25
Total	**—**	**323**	**$ 61,289**	**100.0 %**	**2,530**	**$ 24.22**

Industry Mix / Defensive Mix



0.3 %
3.2 %
4.8 %
4.4 %
5.3 %
15.1 %
6.6 %
Discount
4.8%
7.9 %
Service
52.8%
9.6 %
Necessity
42.4%
5.3 %
12.1 %
4.3 %
2.8 %
13.0 %
2.6 %
2.7 %
Discount Retail
Medical and Dental Providers
Financial Institutions
Automotive Stores
Convenience Stores and Gas Stations
Home Improvement Stores
Pharmacies
Other - Necessity
Quick Service Restaurants
Casual Dining
Other - Service
Cellular Stores
Fitness Operators
Automotive Dealers
Car Washes
Professional Services

28

State # of Properties Square Feet (000s) % of ABR IL 38 384 15.2 % GA 24 167 8.0 % TX 22 123 7.3 % OH 21 125 4.9 % FL 13 134 4.8 % NC 15 89 4.5 % IN 15 79 4.5 % TN 13 98 4.5 % PA 8 145 4.1 % VA 15 76 4.0 % NY 8 242 3.4 % AL 11 49 2.9 % SC 10 86 2.9 % MO 9 55 2.8 % MN 7 72 2.4 % MD 6 43 2.3 % MI 8 49 2.3 % AZ 6 40 2.2 % OK 9 48 2.1 % State # of Properties Square Feet (000s) % of ABR NJ 9 46 2.1 % LA 4 47 2.0 % ME 3 185 1.7 % KS 6 41 1.7 % KY 8 40 1.7 % CT 2 5 0.7 % MS 2 13 0.7 % CO 2 10 0.6 % UT 2 22 0.6 % NE 2 20 0.5 % WI 2 15 0.5 % NV 1 4 0.4 % AR 1 3 0.4 % ID 1 6 0.3 % RI 1 1 0.3 % SD 1 10 0.3 % MA 1 2 0.2 % WV 1 1 0.2 % Total 307 2,575 100.0 % MA MN ID AZ CO NV UT AR KS MO OK SD LA TX CT RI AL FL GA MS SC IL IN KY NC OH TN VA WI MD NJ NY PA ME MI 1 1 2 6 2 1 NE 2 6 9 22 4 2 1 9 38 7 2 15 13 8 11 24 10 13 15 15 1 21 8 MI 8 8 6 9 2 1 1 3 Portfolio Top-Third Placer AI Ranking(1) 307 Properties 37 States (1) Placer Ranking is determined by state category based on LTM visits. This describes the productivity of the store within the state it operates in.    Diversification: Property Map and Geography

Occupancy Rates Year Number of Leases Leased Square Feet (000s) ABR (000s) % of ABR Remainder of 2025 1 2 $ 159 0.2% 2026 20 102 $ 3,149 5.1% 2027 34 385 $ 7,007 11.4% 2028 27 139 $ 3,893 6.3% 2029 32 196 $ 5,981 9.8% 2030 32 190 $ 6,223 10.2% 2031 28 156 $ 4,717 7.7% 2032 24 401 $ 5,329 8.7% 2033 17 82 $ 2,632 4.3% 2034 21 164 $ 4,142 6.8 % Thereafter 83 698 $ 18,057 29.5 % New Leases(2) 4 15 $ — — % Total 323 2,530 $ 61,289 100.0 % Escalation Types(1) 30 1.6% Weighted Average Rent Growth (1) Includes contractual rent increases on tenant renewal options to the extent a lease is at the end of its initial term. Approximately 22% escalate annually, 2.5% have no escalations, and the remainder have larger escalators every 5 years. (2) Represents new tenant leases where rent hasn’t commenced. Lease Expirations, Occupancy and Escalations

GAAP and Non-GAAP Metrics

Income Statement

(unaudited, in thousands except share and per share data)

	Three Month Ended September 30,		Nine Month Ended September 30,	
	Successor 2025	Predecessor 2024	Successor 2025	Predecessor 2024
Revenues				
Rental revenues[1,2]	$ 16,602	$ 14,533	$ 50,206	$ 44,160
Interest income on mortgage loans receivable	156	—	164	—
Other income	45	1	230	243
Total revenues	**16,803**	**14,534**	**50,600**	**44,403**
Operating expenses				
Depreciation and amortization	7,351	7,119	24,622	21,415
Property operating expenses	2,209	2,003	7,299	5,694
Property management fees	—	494	—	1,501
Asset management fees	—	1,034	—	3,102
General and administrative expenses	3,112	697	9,230	2,059
Total operating expenses	**12,672**	**11,347**	**41,151**	**33,771**
Other expenses (income)				
Interest expense	4,564	6,463	13,708	19,755
(Gain) loss on sale of real estate	(7,583)	—	(9,244)	(337)
Impairment loss	1,551	—	4,957	591
Income taxes	52	63	348	344
Total other expenses	(1,416)	6,526	9,769	20,353
Net income (loss)	**5,547**	**(3,339)**	**(320)**	**(9,721)**
Less: Net loss attributable to convertible non-controlling preferred interest	—	908	—	2,652
Less: Net income (loss) attributable to non-controlling interests	(1,532)	—	601	—
Net income (loss) attributable to FrontView REIT, Inc (successor) and NADG NNN Property fund LP (predecessor)	**$ 4,015**	**$ (2,431)**	**$ 281**	**$ (7,069)**
Weighted average number of common shares outstanding				
Basic	20,723,471	—	19,071,703	—
Diluted	27,834,670	—	27,828,225	—
Net income (loss) per share attributable to common stockholders				
Basic	$ 0.19	$ —	$ (0.01)	$ —
Diluted	$ 0.19	$ —	$ (0.01)	$ —
Comprehensive loss				
Net income (loss)	$ 5,547	$ (3,339)	$ (320)	$ (9,721)
Other comprehensive loss				
Change in fair value of interest rate swaps	37	—	(1,474)	—
Comprehensive loss	5,584	(3,339)	(1,794)	(9,721)
Less: Comprehensive loss attributable to convertible non-controlling preferred interests	—	908	—	2,652
Less: Comprehensive income (loss) attributable to convertible non-controlling interests	(1,542)	—	1,163	—
Comprehensive income (loss) attributable to NADG NNN Property Fund LP (Predecessor) and to FrontView REIT, Inc. (Successor)	$ 4,042	$ (2,431)	$ (631)	$ (7,069)

(1) Includes tenant reimbursement income of $1.8 million and $1.3 million for the three-month periods ending September 30, 2025, and 2024, respectively. Includes tenant reimbursement income of $5.9 million and $4.4 million for the nine-month periods ending September 30, 2025, and 2024, respectively.
(2) Includes variable rent of $73K and $798K for the three-month periods ending September 30, 2025, and 2024, respectively. Includes variable rent of $283K and $1.5 million for the nine-month periods ending September 30, 2025, and 2024, respectively.

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Balance Sheet (unaudited, in thousands) Assets September 30, 2025 December 31, 2024 Assets Real estate held for investment, at cost Land $ 325,699 $ 332,944 Buildings and improvements 399,052 386,462 Total real estate held for investment, at cost 724,751 719,406 Less accumulated depreciation (45,065) (40,398) Real estate held for investment, net 679,686 679,008 Assets held for sale 17,667 5,898 Mortgage loans receivable 10,274 — Cash and cash equivalents 19,595 5,094 Intangible lease assets, net 101,685 114,868 Other assets 17,883 16,941 Total assets $ 846,790 $ 821,809 Liabilities and equity Liabilities Debt, net $ 307,071 $ 266,538 Intangible lease liabilities, net 14,050 14,735 Accounts payable and accrued liabilities 21,518 17,858 Total liabilities 342,639 299,131 Equity Common stock, par value $0.01 per share 212 173 Additional paid-in capital 405,222 331,482 Accumulated deficit (19,285) (6,834) Accumulated other comprehensive loss (938) — Total FrontView REIT, Inc. equity 385,211 324,821 Non-controlling interests in the OP 118,940 197,857 Total equity 504,151 522,678 Total liabilities and equity $ 846,790 $ 821,809

GAAP Reconciliations to FFO and AFFO

(unaudited, in thousands except share and per share data)

	Three Month Ended September 30,		Nine Month Ended September 30,	
	Successor 2025	Predecessor 2024[1]	Successor 2025	Predecessor 2024[1]
Net Income (loss)	**$ 5,547**	**$ (3,339)**	**$ (320)**	**$ (9,721)**
Depreciation on real property and amortization of real estate intangibles[2]	7,351	7,119	24,622	21,415
Gain on sale of real estate	(7,583)	—	(9,244)	(337)
Impairment loss	1,551	—	4,957	591
Funds from operations (FFO)	**$ 6,866**	**$ 3,780**	**$ 20,015**	**$ 11,948**
Straight-line rent adjustments	(52)	(187)	(460)	(964)
Amortization of financing transaction and discount costs	404	1,053	1,199	3,145
Amortization of above/below market lease intangibles[3]	652	423	2,304	1,338
Stock-based compensation	750	—	1,565	—
Lease termination fees[4]	—	(747)	—	(1,384)
Adjustment for structuring and public company readiness costs	50	440	340	514
Other non-recurring expenses[5]	159	14	1,123	59
Adjusted funds from operations (AFFO)	**$ 8,829**	**$ 4,776**	**$ 26,086**	**$ 14,656**
Diluted weighted average shares outstanding	27,834,670	—	27,828,225	—
Net income (loss) per diluted share	$ 0.19	$ —	$ (0.01)	$ —
FFO per diluted share	$ 0.25	$ —	$ 0.72	$ —
AFFO per diluted share	$ 0.32	$ —	$ 0.94	$ —

(1) The Company determined that per share amounts in the Predecessor period would not be meaningful to users of this filing, given the different unitholders in the Predecessor.
(2) Includes write-offs of intangibles of $1.6 million for the nine months ended September 30, 2025 and $0.3 million for the nine months ended September 30, 2024.
(3) Includes write-offs of $0.4 million for the nine months ended September 30, 2025.
(4) In 2025, lease termination fees are not adjusted for AFFO purposes. 2024 AFFO figures included an adjustment for lease termination fees.
(5) Other non-recurring expenses include one-time legal expenses, deal pursuit costs and other non-recurring items.

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GAAP Reconciliation to Adjusted EBITDAre and Cash NOI (unaudited, in thousands) (1) Reflects an adjustment to give effect to all investments during the quarter as if they had been acquired as of the beginning of the quarter. (2) Reflects an adjustment to give effect to all dispositions during the quarter as if they had been sold as of the beginning of the quarter. (3) Reflects an adjustment to exclude non-cash stock-based compensation expense. (4) Reflects an adjustment to exclude non-recurring expenses, including structuring and public company readiness costs, lease terminations fees, legal one-time expenses, and other non-recurring income or expenses. Three Months Ended September 30, 2025 Net income $ 5,547 Depreciation and amortization 8,003 Interest expense 4,564 Income taxes 52 EBITDA $ 18,166 Gain on sale of real estate (7,583) Impairment loss 1,551 EBITDAre $ 12,134 Adjustment for current period investment activity(1) 154 Adjustment for current period disposition activity(2) (121) Adjustment for non-cash compensation expense(3) 750 Adjustment to exclude non-recurring expenses(4) 209 Adjustment to exclude net write-offs of accrued rental income 501 Adjusted EBITDAre $ 13,627 General and administrative, net of non-recurring 2,153 Adjusted NOI $ 15,780 Straight-line rental revenue, net (559) Adjusted cash NOI $ 15,221 Annualized EBITDAre $ 48,536 Annualized adjusted EBITDAre $ 54,508 Annualized adjusted NOI $ 63,120 Annualized adjusted cash NOI $ 60,884

Net Debt Metrics, Fixed Charge Coverage and Covenants (unaudited, in thousands) (1) The loans each contain two 12-month extension options, subject to a 0.125% extension fee. (2) The approximate SOFR rate on September 30, 2025, was 4.24%. The spread to SOFR is expected to narrow to 1.15% upon acceptance of Q3 compliance based on the revised grid. (3) Hedged $200 million of floating rate SOFR at 3.664%, effectively fixing the term loan at a rate of 4.864% through initial maturity. (4) Hedged $100 million in five sequential swaps maturing in six-month intervals until final maturity in March 2028. Maturity Date Interest Rate September 30, 2025 Debt Term Loan 3-Oct-27(1) SOFR + 1.20%(2, 3) $ 200,000 Revolving Credit Facility 3-Oct-27(1) SOFR + 1.20%(2, 4) 108,500 Gross Debt $ 308,500 Cash and Cash Equivalents (19,595) Net Debt $ 288,905 Net Debt to Annualized EBITDAre 6.0 x Net Debt to Annualized Adjusted EBITDAre 5.3 x Covenants Required Revolving Credit Facility Total Leverage Ratio ≤ 60% 33.2% Adjusted EBITDA to Fixed Charges Ratio ≥ 1.50 to 1.00 3.3 x Secured Leverage Ratio ≤ 40% 0.0% Unencumbered NOI to Unsecured Interest Expense Ratio ≥ 1.75 to 1.00 3.5 x Unsecured Leverage Ratio ≤ 60% 33.6% Tangible Net Worth ≥ $ 380,032 $ 591,951 Fixed Charge Coverage Ratio (FCCR) September 30, 2025 Interest Expense $ 4,564 Less: Non-Cash Interest (404) Fixed Charges 4,160 Annualized Fixed Charges $ 16,640 Annualized Adjusted EBITDAre/Annualized Fixed Charges 3.3 x The covenants associated with the Revolving Credit Facility are reported to the respective lenders via quarterly covenant reporting packages These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that as of September 30, 2025, the Company believes it is in compliance with the covenants Covenants The following is a summary of key financial covenants for the Company’s unsecured debt instruments

Appendix Definitions and Forward-Looking Statements

Non-GAAP Definitions and Explanations EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre: EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre are non-GAAP financial measures. We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. EBITDA is a measure commonly used in our industry. We believe that this ratio provides investors and analysts with a measure of our leverage that includes our operating results unaffected by the differences in capital structures, capital investment cycles and useful life of related assets compared to other companies in our industry. In 2017, Nareit issued a white paper recommending that companies that report EBITDA also report EBITDAre in financial reports. We compute EBITDAre in accordance with the definition adopted by Nareit. Nareit defines EBITDAre as EBITDA (as defined above) excluding gains (loss) from the sales of depreciable property and provisions for impairment on investment in real estate. We believe EBITDA and EBITDAre are useful to investors and analysts because they provide important supplemental information about our operating performance exclusive of certain non-cash and other costs. We compute adjusted EBITDAre as EBITDAre for the applicable quarter, as adjusted to (i) reflect all investment and disposition activity that took place during the applicable quarter as if each transaction had been completed on the first day of the quarter, (ii) exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature because they relate to unique circumstances or transactions that had not previously occurred and which we do not anticipate occurring in the future, (iii) eliminate the impact of lease termination fees from certain of our tenants, and (iv) exclude non-cash stock-based compensation expense. Annualized adjusted EBITDAre is calculated by multiplying adjusted EBITDAre for the applicable quarter by four, which we believe provides a meaningful estimate of our current run rate for all of our investments as of the end of the most recently completed quarter given the contractual nature of our long-term net leases. You should not unduly rely on this measure as it is based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre for future periods may be significantly different from our annualized adjusted EBITDAre. Our reported EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre may not be comparable to similarly titled measures of other companies. You should not consider these measures as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO): FFO and AFFO are non-GAAP measures. We believe the use of FFO and AFFO are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO should not be considered alternatives to net income as a performance measure or to cash flows from operations, as reported on our statement of cash flows, or as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the standards established by the Board of Governors of Nareit. Nareit defines FFO as GAAP net income or loss adjusted to exclude net gains (losses) from sales of certain depreciated real estate assets, depreciation and amortization expense from real estate assets, gains and losses from change in control, and impairment charges related to certain previously depreciated real estate assets. To derive AFFO, we modify the Nareit computation of FFO to include other adjustments to GAAP net income related to certain non-cash or non-recurring revenues and expenses, including straight-line rents, cost of debt extinguishments, amortization of lease intangibles, amortization of debt issuance costs, amortization of net mortgage premiums, (gain) loss on interest rate swaps and other non-cash interest expense, realized gains or losses on foreign currency transactions, Internalization expenses, structuring and public company readiness costs, extraordinary items, and other specified non-cash items. We believe that such items are not a result of normal operations and thus we believe excluding such items assists management and investors in distinguishing whether changes in our operations are due to growth or decline of operations at our properties or from other factors. Adjusted NOI, Annualized Adjusted NOI, and Cash NOI: Adjusted NOI, Annualized Adjusted NOI, Cash NOI, and GAAP NOI are non-GAAP financial measures which we use to assess our operating results. We compute Adjusted NOI as Adjusted EBITDAre and exclude general and administration expenses. We further adjust Adjusted NOI for non-cash revenue components of straight-line rent and other amortization expense to derive Adjusted Cash NOI. We believe Adjusted NOI and Adjusted Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level. Adjusted NOI and Adjusted Cash NOI are not measurements of financial performance under GAAP and may not be comparable to similarly titled measures of other companies. You should not consider our measures as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Annualized Adjusted NOI is calculated by multiplying Adjusted NOI for the applicable quarter by four and Annualized Adjusted Cash NOI is calculated by multiplying Adjusted Cash NOI for the applicable quarter by four. We believe these annualized figures provide a meaningful estimate of our current run rate for all of our investments as of the end of the most recently completed quarter given the contractual nature of our long-term net leases. You should not unduly rely on these measures as they are based on assumptions and estimates that may prove to be inaccurate. Our actual reported NOI for future periods may be significantly different from our Annualized Adjusted NOI and Annualized Adjusted Cash NOI. Fixed Charge Coverage Ratio (FCCR): The adjusted EBITDA to fixed charge ratio is the ratio of adjusted EBITDA to fixed charges as of the last day of any fiscal quarter. Adjusted EBITDA is computed as net income adjusted for depreciation and amortization, interest expense, income tax expense, extraordinary or nonrecurring items, fees in connection with debt financing, acquisitions and dispositions and capital markets transactions, non-cash items and equity in net income of unconsolidated subsidiaries minus a reserve for replacements with respect to certain properties. Fixed charges are computed on a consolidated basis as interest expense (excluding amortization of fees paid in cash and discounts and premiums on debt), plus regularly scheduled principal repayments of debt (excluding any balloon or similar payments), plus any preferred dividends payable in cash.

Other Definitions and Explanations Economic Yield: Economic Yield is calculated by dividing contractual cash rent, inclusive of fixed rent increases and escalators determined by CPI, by the existing lease term, expressed as a percentage of the purchase price. Cash Capitalization Rate: Cash Capitalization Rate is calculated by measuring the annualized contractual cash rent at the time of closing, divided by the purchase price of the related property. Concept: Represents the brand or trade name the tenant operates. Disposition Capitalization Rate: Disposition Capitalization Rate is calculated by the ABR on the date of the related disposition divided by the gross sale price. Defensive Mix: Defensive Mix is a term used by us to categorize tenants determined by their area of focus: (1) Necessity, which represents tenants providing essential services or selling essential goods to consumers and includes Medical and Dental Providers, Financial Institutions, Automotive Stores, Convenience & Gas Stores, Pharmacies, and Home Improvement Stores, (2) Service, which represents tenants who provide specific services to consumers and includes Quick Service Restaurants, Casual Diners, Automotive Dealers, Fitness Operators, Car Washed, and Professional Service, and (3) Discount, which represents tenants that sell merchandise and goods a significant discount compared to traditional retailers. Annualized Base Rent (ABR): We define ABR as the annualized contractual cash rent due for the last month of the reporting period and adjusted to remove rent from properties sold during the month and to include a full month of contractual cash rent for properties acquired during the last month of the reporting period. GAAP: GAAP is the Generally Accepted Accounting Principles in the United States.

Other Definitions and Explanations (Continued) WALT: WALT represents the remaining average lease term of our leases, weighted by rent, and excluding lease renewal options and investments in mortgage loans. Purchase Price: Purchase Price is represented by the contractual acquisition price of the related property, excluding any transaction costs or other capital expenditures. Tenant: Tenant represents the legal entity responsible for fulfilling obligations under the lease agreement. Gross Debt: We define Gross Debt as total debt, net plus debt issuance costs and original issuance discount. Net Debt: Net Debt is a non-GAAP financial measure. We define Net Debt as our Debt less cash and cash equivalents. Occupancy: Occupancy or a specified percentage of our portfolio that is “occupied” or “leased” means as of a specified date (i) the number of properties that are subject to a signed lease divided by (ii) the total number of properties in our portfolio. Secured Overnight Financing Rate (SOFR): We define SOFR as the current one-month term SOFR.

Forward-Looking and Cautionary Statements IP Disclaimer This document contains references to copyrights, trademarks, trade names, and service marks that belong to other companies. FrontView REIT, Inc. is not affiliated or associated with, and is not endorsed by and does not endorse, such companies or their products or services. Information set forth herein contains forward-looking statements, which reflect our current views regarding our business, financial performance, growth prospects and strategies, market opportunities, and market trends. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook, ” “believes, ” “expects, ” “potential, ” “continues, ” “may, ” “will, ” “should, ” “could, ” “would be, ” “seeks, ” “approximately, ” “projects, ” “predicts, ” “intends, ” “plans, ” “estimates, ” “anticipates, ” or the negative version of these words or other comparable words. All of the forward-looking statements herein are subject to various risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance, and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to general economic conditions, including but not limited to increases in the rate of inflation and/or interest rates, local real estate conditions, tenant financial health, and property acquisitions and the timing of these investments and acquisitions. These and other risks, assumptions, and uncertainties are described in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on any forward-looking statements included herein. All forward-looking statements are made as of the date of this document and the risk that actual results, performance, and achievements will differ materially from the expectations expressed or referenced herein will increase with the passage of time. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law. Forward Looking Statements This data and other information described herein are as of and for the three months ended September 30, 2025, unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change, involving inherent risks and uncertainties. This information should be read in conjunction with FrontView’s Quarterly Report on Form 10-Q as of and for the period ended September 30, 2025, including the financial statements and the management’s discussion and analysis of financial condition and results of operations sections. About the Data